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                                                                 EXHIBIT 23.2



                       CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Community First Bankshares, Inc. for the registration of 3,000,000 shares of Community First Bankshares, Inc. common stock and to the incorporation by reference therein of our report dated January 23, 1997, except for Note 3, as to which the date is February 28, 1997, with respect to the consolidated financial statements of Community First Bankshares, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

     We also consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Community First Bankshares, Inc. for the registration of 3,000,000 shares of Community First Bankshares, Inc. common stock and to the incorporation by reference therein of our report dated September 19, 1997, with respect to the financial statements of KeyBank National Association (Wyoming), incorporated by reference in Community First Bankshares Inc.'s Current Report (Form 8-K/A) filed September 22, 1997 with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Minneapolis, Minnesota
November 11, 1997